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Exhibit 1.1

SIRVA, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

[            ] , 2004

Credit Suisse First Boston LLC
Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated
    As representatives of the several Underwriters
        named in Schedule I hereto,

c/o Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York 10010

c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

        Certain stockholders of SIRVA, Inc., a Delaware corporation (the "Company"), named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 18,500,000 shares of Common Stock, par value $0.01 per share ("Stock") of the Company and, at the election of the Underwriters, up to 2,775,000 additional shares of Stock. The aggregate of 18,500,000 shares to be sold by the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 2,775,000 additional shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."

        1.     (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i)  A registration statement on Form S-1 (File No. 333-115315) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission, other than a report on Form 8-K filed on May 11, 2004; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

           (ii)  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Credit Suisse First Boston LLC ("CSFB"), Goldman, Sachs & Co. or Morgan Stanley & Co. Incorporated ("Morgan Stanley") expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

          (iii)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through CSFB, Goldman, Sachs & Co. or Morgan Stanley expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(l) of Form S-1;

          (iv)  Neither the Company nor any of its "significant subsidiaries" (as defined in paragraph (w) of Rule 1-02 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such significant subsidiaries, the "Significant Subsidiaries") has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or short-term or long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

           (v)  The Company and its subsidiaries have title in fee simple to all real property and title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus; (ii) such that are under the Credit Agreement, dated December 1, 2003, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as administrative agent, Banc of America LLC, as syndication agent, and Credit Suisse First Boston, Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as documentation agents (the "Credit Agreement"), and (iii) such that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect;

          (vi)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or, in jurisdictions outside of the United States, the substantive equivalent thereto, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

         (vii)  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (if applicable) and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except (i) such that are under the Credit Agreement and (ii) such that are described in the Prospectus;

        (viii)  The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) nor will such action result in any violation of (a) the provisions of the Certificate of Incorporation or By-laws of the Company or (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties except, in the case of clauses (i) and (ii)(b), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares by the Selling Stockholders or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act and the Exchange Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as have been made or may be required under state securities or Blue Sky laws or the rules and regulations of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters;

          (ix)  Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for, in the case of clause (ii), defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

           (x)  The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Material U.S. Federal Tax Considerations", insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate and fair summaries in all material respects thereof;

          (xi)  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would reasonably be expected to have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened by governmental authorities or others;

         (xii)  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

        (xiii)  The financial statements included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein;

        (xiv)  PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are, to the Company's knowledge, independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

         (xv)  Except as disclosed in the Prospectus, the Company or its subsidiaries own or license rights for all the patents, trademarks, service marks, trade names and copyrights necessary for the conduct of their respective businesses except where the failure to so own or license would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written notice of any infringement of, or conflict with, asserted rights of others with respect to such patents, trademarks, services marks, trade names and copyrights, which infringement or conflict would reasonably be expected to have a Material Adverse Effect; and

        (xvi)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (b)   Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (i)  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respects the consummation of such Selling Stockholder's obligations hereunder;

           (ii)  The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) nor will such action result in any violation of the provisions of (a) any organizational or similar documents pursuant to which the Selling Stockholder was formed or (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder except, in the case of clauses (i) and (ii)(b), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Selling Stockholder's obligations hereunder;

          (iii)  Such Selling Stockholder is, and immediately prior to each Time of Delivery (as defined in Section 3 hereof) such Selling Stockholder will be, the registered holder of the Shares to be sold by such Selling Stockholder hereunder, and holds, and will hold such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefore pursuant hereto, assuming that the Underwriters have no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the "UCC"), the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Underwriters;

          (iv)  Such Selling Stockholder has executed a Lock-up Agreement in the form of Annex I hereto, and such agreement constitutes a valid and binding agreement of such Selling Stockholder in accordance with its terms;

           (v)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offer and sale of the Shares;

          (vi)  To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder with respect to such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

         (vii)  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        2.     Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[            ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 2,775,000 Optional Shares in the aggregate, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares offered to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholders pursuant to Section 12 hereof, with a copy to Debevoise & Plimpton LLP and Gibson, Dunn & Crutcher LLP, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3.     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.     (a) The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such

Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders, as their interests may appear, to CSFB, Goldman, Sachs & Co. and Morgan Stanley at least forty-eight hours in advance. The Selling Shareholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [            ], 2004 or such other time and date as CSFB, Goldman, Sachs & Co., Morgan Stanley and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by CSFB, Goldman, Sachs & Co. and Morgan Stanley in the written notice given by CSFB, Goldman, Sachs & Co. and Morgan Stanley of the Underwriters' election to purchase such Optional Shares, or such other time and date as CSFB, Goldman, Sachs & Co., Morgan Stanley and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.     The Company agrees with each of the Underwriters:

        (a)   To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

        (b)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c)   As soon as practicable, on the New York Business Day next succeeding the date of this Agreement and from time to time so long as, in the reasonable judgment of the underwriters, delivery of the Prospectus is required by U.S. federal securities laws in connection with the offering of the Shares, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (d)   To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

        (e)   During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any additional shares of Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (A) pursuant to employee stock option, incentive or other plans or arrangements described in the Prospectus, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, and (B) securities issued as consideration in mergers and acquisitions by the Company or any of its subsidiaries, provided that, in the case of clause (B) the recipients of such securities shall have entered into a lock-up agreement substantially in the form of Annex I hereto), without the prior written consent of both CSFB, Goldman, Sachs & Co. and Morgan Stanley;

        (f)    To use its best efforts to ensure that the Shares are and continue to be listed on the New York Stock Exchange (the "Exchange"); and

        (g)   If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

        6.     The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) up to $2500 in expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iii) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) reasonable fees and expenses of one counsel for the Selling Stockholders retained by the Selling Stockholders holding a majority (by number of shares) of Stock owned to the extent required by the Registration and Participation Agreement; (ix) the costs and expenses relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares by the Underwriters, including, without limitation, any travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6(a); and (b) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) all fees and expenses of counsel that have not been provided for by the Company and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, charges and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        7.     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions; provided that if any of the conditions specified in this sentence or set forth in subsections (e)(ii), (l) or (m) of this Section 7 are not satisfied with respect to a Selling Stockholder, other than Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership (each a "Fund", and collectively, the "Funds"), such condition shall only affect the obligations of the Underwriters as to the Shares held by each such Selling Stockholder:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you their written opinion (in the form attached as Annex II(a) hereto), dated such Time of Delivery and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to you their written opinion (in the form attached as Annex II(b) hereto), dated such Time of Delivery.

          (d)   Ralph A. Ford, general counsel of the Company, shall have furnished to you his written opinion (in the form attached as Annex II(c) hereto), dated such Time of Delivery;

          (e)   (i) Debevoise & Plimpton LLP, counsel for the Funds, shall have furnished to you their written opinion (in the form attached as Annex II(d) hereto), dated such Time of Delivery; (ii) Gibson, Dunn & Crutcher LLP, counsel for Exel International Holdings (Netherlands 2) B.V., shall have furnished to you their written opinion (in the form attached as Annex II(e) hereto); and (iii) Maples and Calder, counsel for the Funds, shall have furnished to you their written opinion (in the form attached as Annex II(f) hereto);

          (f)    On the date of the Prospectus and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter to be delivered as of each Time of Delivery is attached as Annex III(b) hereto);

          (g)   (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of CSFB, Goldman, Sachs & Co. and Morgan Stanley so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (h)   On or after the date hereof (i) no downgrading shall have occurred in the rating accorded North American Van Lines Inc.'s debt securities, or the Company's, SIRVA Worldwide, Inc.'s or North American Van Lines Inc.'s financial strength by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the

  Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of North American Van Lines Inc.'s debt securities, or the Company's, SIRVA Worldwide, Inc.'s or North American Van Lines Inc.'s financial strength;

          (i)    On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of CSFB, Goldman, Sachs & Co. and Morgan Stanley makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j)    The Shares at such Time of Delivery shall not have been de-listed from the New York Stock Exchange;

          (k)   The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (l)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

          (m)  The Underwriters have no notice of any adverse claims within the meaning of Section 8-105 of the UCC.

        8.     (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CSFB, Goldman, Sachs & Co., or Morgan Stanley expressly for use therein; and

provided, further, that the Company will not be liable to the Underwriter with respect to any Preliminary Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of applicable law, sold Shares to a person as to whom it shall be established that such Underwriter failed to send or give, at or prior to the Time of Delivery, a copy of the final Prospectus as then amended or supplemented if (I) the Company has previously furnished copies thereof (sufficiently in advance of the Time of Delivery to allow for distribution by the Time of Delivery) to the Underwriters and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the final Prospectus or the final Prospectus as then amended or supplemented prior to the Time of Delivery and such was required by law to be delivered at or prior to the written confirmation of sale of Shares to such person and (ii) such failure to give or send such final Prospectus by the Time of Delivery to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person.

        (b)   Each Selling Stockholder, severally and not jointly, will indemnify, and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information with respect to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through CSFB, Goldman, Sachs & Co. or Morgan Stanley expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder, including any Optional Shares, and (ii) the per share proceeds to the Selling Stockholders as set forth in the Prospectus.

        (c)   Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through CSFB, Goldman, Sachs & Co., or Morgan Stanley expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (d)   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party or parties shall not be liable for amounts paid or payable in the settlement of any action or claim in respect of which indemnification or contribution may be sought hereunder effected without its written consent (which consent shall not be unreasonably withheld). It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm or attorneys (in addition to any local counsel) at any one time for all indemnified parties.

        (e)   If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The liability of any Selling Stockholder pursuant to this subsection (e) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder, including any Optional Shares, and (ii) the per share proceeds to the Selling Stockholders as set forth in the Prospectus.

        (f)    The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

        9.     (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10.   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

        11.   If this Agreement shall be terminated pursuant to Section 9 hereof or as a result of the failure to satisfy any of the conditions set forth in clauses (i) and (iii) through (v) of Section 7(i) hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

        12.   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by CSFB, Goldman, Sachs & Co. and Morgan Stanley on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by such Selling Stockholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of (i) Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, (ii) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department and (iii) Morgan Stanley & Co. Incorporated [            ], Attention: [            ]; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at its address set forth in Schedule II hereto, and if applicable, with a copy to such Selling Stockholder's counsel at the address set forth on such Schedule; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel with a copy to Debevoise & Plimpton LLP. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        17.   The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

        If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, if any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[The remainder of this page has been left blank intentionally.]

Very truly yours,
SIRVA, Inc.
by

Name:
Title:
Clayton, Dubilier & Rice Fund V Limited Partnership
by CD&R Associates V Limited Partnership, its General Partner
by CD&R Investment Associates II, Inc., its General Partner
by

Name:
Title:
Clayton, Dubilier & Rice Fund VI Limited Partnership
by CD&R Associates VI Limited Partnership, its General Partner
by CD&R Investment Associates VI, Inc., its General Partner
by

Name:
Title:
Exel International Holdings (Netherlands 2) BV
by

Name:
Title:

Accepted as of the date hereof at
New York, New York

Goldman, Sachs & Co.
By:
(Goldman, Sachs & Co.)
Credit Suisse First Boston LLC
By:
(Credit Suisse First Boston LLC)
Morgan Stanley & Co. Incorporated
By:
(Morgan Stanley & Co. Incorporated)
On behalf of each of the Underwriters

Schedule I

Underwriter	Total Number of Firm Shares To be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
Credit Suisse First Boston LLC	[	]	[	]
Goldman, Sachs & Co.	[	]	[	]
Deutsche Bank Securities Inc.	[	]	[	]
Morgan Stanley & Co. Incorporated	[	]	[	]
Citigroup Global Markets Inc.	[	]	[	]
J. P. Morgan Securities Inc.	[	]	[	]
Banc of America Securities LLC	[	]	[	]

Total	[18,500,000	]	[2,775,000	]

Annex III(a)

	Total Number of Firm Shares to be Sold		Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Stockholder(s):
Clayton, Dubilier & Rice Fund V Limited Partnership (a)	[10,611,629	]	[	]
Clayton, Dubilier & Rice Fund VI Limited Partnership (a)	[ 4,411,202	]	[	]
Exel International Holdings (Netherlands 2) B.V. (b)	[ 3,477,169	]	[	]

Total	[18,500,000	]	[2,775,000	]

(a)
This Selling Stockholder is represented by Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022.

(b)
This Selling Stockholder is represented by Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 47th Floor, New York, NY 10166-0193.

Form of Lock-Up Agreement

Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY 10010

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

    Re:
    SIRVA, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

        The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with SIRVA, Inc., a Delaware corporation (the "Company"), providing for a follow-on offering of the Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 (File no.333-115315) to be filed with the Securities and Exchange Commission (the "SEC").

        In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that during the period beginning from the date of the final Prospectus covering the public offering of the Shares and continuing to and including the date 90 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

        The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

        Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein prior to such transfer, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or from any trust to a beneficiary of such trust, provided that the trustee of the trust or such beneficiary, as applicable, agrees to be bound in writing by the restrictions set forth herein prior to such transfer, and provided further that any such transfer shall not involve a disposition for value, (iii) if the undersigned is a corporation, partnership, association or other entity, the undersigned may transfer the Undersigned's Shares to any of its (x) subsidiaries, (y) affiliates, including, in the case of Clayton, Dubilier & Rice Fund V Limited Partnership or Clayton, Dubilier & Rice Fund VI Limited Partnership, any other investment fund managed by Clayton, Dubilier & Rice, Inc., or (z) in the case of a partnership, any of the partners of such partnership or any of the partners of the general partner of such partnership; provided, in each case, that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

        The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

        In the event that the follow-on offering contemplated by the Underwriting Agreement is not consummated by June 30, 2004, this Lock-Up Agreement shall terminate and have no further force and effect.

Very truly yours,

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SIRVA, Inc. Common Stock, par value $0.01 per share
Form of Lock-Up Agreement